Exhibit 5.1

[LETTERHEAD OF DUANE MORRIS LLP]

June 27, 2017

Community West Bancshares
445 Pine Avenue
Goleta, California 93117

Ladies and Gentlemen:

We have acted as special California counsel to Community West Bancshares, a California corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus contained therein relating to the offering by the Company of up to 250,000 shares (the “Shares”) of common stock, no par value per share, of the Company (the “Common Stock”).  The Registration Statement also registers an indeterminate number of additional shares of Common Stock which may be issuable as a result of a stock split, stock dividend or similar transaction, which actions are not subject to this opinion letter.

The Shares are to be issued and sold by the Company pursuant to the Company’s 2014 Stock Option Plan (the “Plan”), which is incorporated by reference into the Registration Statement.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plan, the Company’s Second Amended and Restated Articles of Incorporation, the Company’s Bylaws, as amended, and such records, documents, certificates and other instruments (including, without limitation, certain resolutions of the Company’s Board of Directors related hereto) as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  Insofar as this opinion letter relates to factual matters, we have assumed and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued and paid for in accordance with and as contemplated by the terms and conditions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

June 27, 2017

The opinions expressed above are subject to the assumptions that: (i) the Registration Statement (including, as applicable, all necessary post-effective amendments thereto) shall have become effective under the Securities Act; (ii) all actions required to be taken under the Plan by the Board of Directors of the Company or any committee thereof shall have been taken by the Board of Directors of the Company or such committee, respectively; (iii) such Shares shall have been duly issued and delivered in accordance with the terms of the Plan and the terms of any other agreement relating to any grants thereunder or the Shares; (iv) upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding or otherwise reserved for issuance will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Second Amended and Restated Articles of Incorporation; and (v) all applicable provisions of the “Blue Sky” and securities laws of the various states and other jurisdictions in which the Shares may be offered and sold shall have been complied with.  We have also assumed that the Shares, when issued, will be duly authenticated by the transfer agent and registrar for the Shares.

The foregoing opinion is limited to the General Corporation Law of the State of California, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Amended and Restated Reoffer Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP
Duane Morris LLP